Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Orrstown Financial Services, Inc. of our report dated March 12, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Codorus Valley Bancorp, Inc. for the year ended December 31, 2023, and to the reference to us under the heading “Experts” in the proxy statement/prospectus.

Crowe LLP
Columbus, Ohio
March 29, 2024